Exhibit 99.1

News Release
CONTACT: Vic Svec (314) 342-7768

FOR IMMEDIATE RELEASE
Aug. 5, 2014

PEABODY ENERGY REDUCES PRODUCTION AT BURTON MINE IN AUSTRALIA;
RAISES FINANCIAL OUTLOOK ON LOWER AUSTRALIAN COSTS

ST. LOUIS, August 5 - Peabody Energy (NYSE: BTU) announced today that it is reducing metallurgical coal production by approximately 1.5 million tons per year from the Burton Mine in Queensland, Australia.
The Burton Mine is Peabody’s highest unit-cost operation, and production levels are not sustainable in the current market environment. Following negotiations with the contractor operator, production levels are expected to be reduced to approximately 1 million tons per year, as the operation targets lower-cost reserves using reduced fleets of equipment.
Peabody also reduced its annual average Australian cost estimate to the low $70 per ton range while raising third quarter financial targets. The company now targets third quarter Adjusted EBITDA of $150 million to $200 million, an increase of $10 million from the target provided in July, along with Adjusted Diluted Loss Per Share of ($0.49) to ($0.36).
The company is reducing 2014 targeted metallurgical coal sales from the Australian platform by 1 million tons to 15 to 16 million tons, with new Australian sales targets of 34 to 36 million tons.
The initiative is one of a number of positive actions in Australia as Peabody continues to target lower costs, which include increased productivity at the Metropolitan Mine following installation of a new longwall, improved performance at New South Wales thermal coal mines, ongoing owner-operator conversions, and sustained cost and productivity improvement programs across the platform.
Peabody Energy is the world's largest private-sector coal company and a global leader in sustainable mining, energy access and clean coal solutions. The company serves metallurgical and thermal coal customers in more than 25 countries on six continents. For further information, go to PeabodyEnergy.com and AdvancedEnergyForLife.com.

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Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. The company uses words such as “anticipate,” “believe,” “expect,” “may,” “forecast,” “project,” “should,” “estimate,” “plan,” “outlook,” “target” or other similar words to identify forward-looking statements. These forward-looking statements are based on numerous assumptions that the company believes are reasonable, but they are open to a wide range of uncertainties and business risks that may cause actual results to differ materially from expectations as of Aug. 5, 2014. These factors are difficult to accurately predict and may be beyond the company’s control. The company does not undertake to update its forward-looking statements. Factors that could affect the company’s results include, but are not limited to: global supply and demand for coal, including the seaborne thermal and metallurgical coal markets; price volatility and customer procurement practices, particularly in international seaborne products and in the company’s trading and brokerage businesses; impact of alternative energy sources, including natural gas and renewables; global steel demand and the downstream impact on metallurgical coal prices; impact of weather and natural disasters on demand, production and transportation; reductions and/or deferrals of purchases by major customers and ability to renew sales contracts; credit and performance risks associated with customers, suppliers, contract miners, co-shippers, and trading, banks and other financial counterparties; geologic, equipment, permitting, site access, operational risks and new technologies related to mining; transportation availability, performance and costs; availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; impact of take-or-pay agreements for rail and port commitments for the delivery of coal; successful implementation of business strategies; negotiation of labor contracts, employee relations and workforce availability; changes in postretirement benefit and pension obligations and their related funding requirements; replacement and development of coal reserves; availability, access to and related cost of capital and financial markets; ability to secure our obligations for land reclamation, federal or state workers’ compensation, federal coal leases and other obligations related to our operations; effects of changes in interest rates and currency exchange rates (primarily the Australian dollar); effects of acquisitions or divestitures; economic strength and political stability of countries in which the company has operations or serves customers; legislation, regulations and court decisions or other government actions, including, but not limited to, new environmental and mine safety requirements; changes in income tax regulations, sales-related royalties, or other regulatory taxes and changes in derivative laws and regulations; litigation, including claims not yet asserted; and other risks detailed in the company’s reports filed with the Securities and Exchange Commission (SEC).

Included in the company’s news release are certain non-GAAP financial measures, as defined by SEC regulations.  The company has defined below the non-GAAP financial measures that are used and has included in the tables following this release reconciliations of these measures to the most directly comparable GAAP measures.

Adjusted EBITDA is defined as (loss) income from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses, depreciation, depletion and amortization, asset impairment and mine closure costs, charges for the settlement of claims and litigation related to previously divested operations and amortization of basis difference associated with equity method investments.  Adjusted EBITDA, which is not calculated identically by all companies, is not a substitute for operating income, net income or cash flow as determined in accordance with United States GAAP.  Management uses Adjusted EBITDA as the primary metric to measure segment operating performance and also believes it is useful to investors in comparing the company’s current results with those of prior and future periods and in evaluating the company’s operating performance without regard to its capital structure or the cost basis of its assets.

Adjusted (Loss) Income from Continuing Operations and Adjusted Diluted EPS are defined as (loss) income from continuing operations and diluted earnings per share from continuing operations, respectively, excluding the impacts of asset impairment and mine closure costs and charges for the settlement of claims and litigation related to previously divested operations, net of tax, and the remeasurement of foreign income tax accounts on the company’s income tax provision. The company calculates income tax benefits related to asset impairment and mine closure costs and charges for the settlement of claims and litigation related to previously divested operations based on the enacted tax rate in the jurisdiction in which they have been or will be realized, adjusted for the estimated recoverability of those benefits. Management has included these measures because, in the opinion of management, excluding those foregoing items is useful in comparing the company’s current results with those of prior and future periods. Management also believes that excluding the impact of the remeasurement of foreign income tax accounts represents a meaningful indicator of the company's ongoing effective tax rate.

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Targeted Results for the Quarter Ending Sept. 30, 2014

(Dollars In Millions, Except Per Share Data)	Quarter Ending
	Sept. 30, 2014
	Targeted Results
	Low	High

Adjusted EBITDA	$150	$200
Depreciation, Depletion and Amortization	160	170
Asset Retirement Obligation Expenses	20	18
Interest Income	(2)	(3)
Interest Expense	105	103
Income Tax Provision Before Remeasurement of Foreign Income Tax Accounts	—	5
Adjusted Loss from Continuing Operations (1)	(133)	(93)
Remeasurement Expense Related to Foreign Income Tax Accounts	—	—
Loss from Continuing Operations, Net of Income Taxes	$(133)	$(93)

Net (Loss) Income Attributable to Noncontrolling Interests	$(2)	$2

Diluted EPS - Loss from Continuing Operations (2)	$(0.49)	$(0.36)
Remeasurement Expense Related to Foreign Income Tax Accounts	—	—
Adjusted Diluted EPS	$(0.49)	$(0.36)

(1)	In order to arrive at the numerator used to calculate Adjusted Diluted EPS, it is necessary to deduct net (loss) income attributable to noncontrolling interests from this amount.
(2)	Reflects loss from continuing operations, net of income taxes, less net (loss) income attributable to noncontrolling interests.